Exhibit 10.6

                               AMENDMENT NO. 3 TO
                          TECHNOLOGY LICENSE AGREEMENT

         Amendment No. 3 to Technology License Agreement (the "Agreement") dated as of March 16, 2005, as amended June 30, 2005 and August 25, 2005, by and between Nostrum Pharmaceuticals, Inc. ("Nostrum"), and Bionutrics, Inc. ("Bionutrics") is made and entered into this 3rd day of October, 2005.

         WHEREAS, Bionutrics has or is to enter into certain agreements with several financial organizations to raise funds for Bionutrics to acquire Kirk Pharmaceuticals LLC, finance product development by Nostrum, and fund general corporate expenses, and those organizations require that Nostrum waive its rights to terminate the Agreement, as provided in Section 9.3 thereof, in order for them to agree to proceed with the financings; and

         WHEREAS, Nostrum has indicated a willingness to waive those rights in consideration of Bionutrics' assumption and discharge of $1.5 million in respect of Nostrum's obligation to pay Enem Nostrum Remedies Pvt. Ltd. ("Enem") for its work in the development of certain pharmaceutical products for which Enem has previously submitted invoices which have been given to Bionutrics;

         NOW, THEREFORE, in consideration of these agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, as follows:

         1. Nostrum agrees to waive each and every right of termination set forth in Section 9.3 of the Agreement.

         2.       The  Agreement is hereby  amended by deleting  each of Section
                  9.3 and Section 9.6(a) in their respective entireties from the Agreement and substituting therefor the word "Reserved."

         3. Section 9.6(b) of the Agreement is hereby amended to read as follows:

                  (b) In the event that this Agreement is terminated pursuant to
                  Section 9.2, 9.4 or 9.5 with respect to one or more of the Products hereunder, (i) the license granted to Bionutrics under Section 2.1 shall terminate with respect to the Product(s) that are the subject of the termination; and (ii) Bionutrics shall transfer to Nostrum all of (a) the Formulations, processes and other technology relating to such Product(s); (b) the approvals and applications for such Product(s) (except any NDAs or ANDAs which Bionutrics obtained hereunder for such Product(s)), and (c) the records directly related to the development and commercialization of the Product(s); and (iii) Nostrum shall thereafter have the right to develop,

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                  manufacture and otherwise commercialize such Product(s) in the
                  Territory.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NOSTRUM PHARMACEUTICALS, INC.              BIONUTRICS, INC.



By:                                        By:
    ______________________________             ______________________________
      Nirmal Mulye, Ph.D.                         Ronald Howard Lane, Ph.D.
      President                                   Chairman, CEO and President